                                                                     EXHIBIT 11

                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)
-------------------------------------------------------------------------------


                                               Three Months Ended      Six Months Ended
                                                     June 30                June 30
                                                2000        1999        2000        1999
                                                ----        ----        ----        ----

Basic Earnings Per Share
------------------------

    Net income                                $ 28,243    $ 23,249    $ 54,674    $ 39,087
                                              ========    ========    ========    ========


    Average number of shares outstanding        40,722      43,318      41,427      43,438
                                              ========    ========    ========    ========

    Basic earnings per share                  $   0.69    $   0.54    $   1.32    $   0.90
                                              ========    ========    ========    ========

Diluted Earnings Per Share
--------------------------

    Net income                                $ 28,243    $ 23,249    $ 54,674    $ 39,087
                                              ========    ========    ========    ========

    Average number of shares outstanding        40,722      43,318      41,427      43,438

    Effect of assumed exercise of
      outstanding stock options                     37          12          12           2
                                              --------    --------    --------    --------
    Average number of shares outstanding
      after assumed exercise of
      outstanding stock options                 40,759      43,330      41,439      43,440
                                              ========    ========    ========    ========

    Diluted earnings per share                $   0.69    $   0.54    $   1.32    $   0.90
                                              ========    ========    ========    ========


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